UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	August 3, 2007

Marsh & McLennan Companies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-5998	36-2668272
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1166 Avenue of the Americas, New York, NY 10036
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 345-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01        Completion of Acquisition or Disposition of Assets

On August 3, 2007, Marsh & McLennan Companies, Inc. (“MMC”) closed the previously announced transaction by which Great-West Lifeco Inc. purchased MMC’s investment management subsidiary Putnam Investments Trust (“Putnam”) for cash consideration of approximately $3.9 billion. After taxes and minority interest, MMC’s net proceeds from the transaction will approach $2.5 billion. The terms of the transaction were described in Item 1.01 of, and the related stock purchase agreement was attached as Exhibit 10.1 to, MMC’s Form 8-K filed on February 1, 2007.

MMC has classified Putnam as discontinued operations since the first quarter of 2007. This classification is reflected in: (i) MMC’s audited consolidated income statements for each of the three years in the period ended December 31, 2006, as set forth in Exhibit 99.3 to MMC’s Form 8-K filed on June 11, 2007; and (ii) MMC’s unaudited consolidated income statements for the three months ended March 31, 2007 and 2006, as set forth in MMC’s Form 10-Q for the three months ended March 31, 2007.

A copy of a press release issued by MMC on August 3, 2007 is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits

(d)	Exhibits

99.1	Press release issued by Marsh & McLennan Companies, Inc. on August 3, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARSH & McLENNAN COMPANIES, INC.

By:	/s/ Luciana Fato

Name:	Luciana Fato
Title:	Deputy General Counsel-Corporate &

  Corporate Secretary

Date:	August 6, 2007

EXHIBIT INDEX

Exhibit No.	Exhibit

99.1	Press release issued by Marsh & McLennan Companies, Inc. on August 3, 2007.

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